SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form 8-K


            Current Report Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 21, 1996



                 ADEN ENTERPRISES, INC.
         (Exact name of registrant as specified in its charter)



     California                 00-18140       87-0447215
(State or other jurisdiction   (Commission    (I.R.S. Employer
of incorporation or             File No.)     Identification No.)
organization


     260 Regency Parkway, Suite 220, Omaha, Nebraska            68114
          (Address of principal executive offices)            (Zip Code)


(402) 343-0191
(Registrant's telephone number, including area code)

       Item 4.   Changes in Registrant's Certifying Accountant

On June 6, 1996, Aden Enterprises, Inc., (the" Registrant") was informed by its independent auditor, Darrell Schvaneveldt and Company ("Schvanveldt") of its resignation as the Registrant's independent auditor as of that date. Schvaneveldt resigned as the the Registrant's independent auditor after peer review by the AICPA raised questions regarding
Schvanveldt's independence. The AICPA sent the issue to the Securities and Exchange Commission ("SEC") who after review determined that Schvanveldt was, in fact, not independent.

In the opinion of management of the Registrant, the financial statements contained in the Company's report on Form 10-K for the period ended April
30, 1995, appropriately reflect all business transactions and all adjustments necessary for a fair presentation of the financial position and the results of operations of the Company for the periods presented.

In the past two fiscal years and the subsequent interim period Schvaneveldt and the Company have had no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

The reports of Schvaneveldt on the financial statements of the the Registrant for each of the two fiscal years in the period ended April 30, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Registrant has requested that Schvaneveldt furnish it with a letter addressed to the SEC stating whether it agrees with the above statements made by the Registrant in response to this item 4 and, if it does not, stating the respects in which it does not agree. The Registrant delivered a copy of Form 8-K report to Schvanveldt on June 21, 1996. The Registrant will file by amendment, as an exhibit to this Form 8-K report, a copy of such letter when it is received.


Item 5.   Other Information

In December 1995, the Registrant announced it had acquired the assets of Safe Pay, Inc. ("Safe Pay") through a wholly owned subsidiary, Safe Pay Acquisition Corporation. After further exploration into the electronic commerce industry, the Registrant has decided to discontinue its efforts to establish itself in this industry. Pursuant to this decision, the Safe Pay acquisition has been recinded. The Registrant will instead focus all its efforts into the telecommunications and internet service provider industries. The Registrant acknowledges the possibility that Safe Pay may bring suit against the Registrant to recover any damages it may have incurred.

In August 1995, the Registrant signed a letter of intent with ITSI, Inc., ("ITSI") to merge with it and thereby acquire its wholly owned, operating subsidiary company SmartPay Processing, Inc. ("SmartPay"). The
Registrant expected to utilize the services and expertise in the electronic commerce industry, to this end the Registrant made various loans to ITSI/SmartPay totaling approximately $1,800,000. The Registrant was recently informed that SmartPay has since ceased operations and can longer provide the Registrant with the services and expertise it sought, thus the Registrant perceives no good business reason to pursue the merger. The Registrant will do everything reasonably possible to recover some or all of the amount loaned to ITSI, although the Registrant believes that recovery of any or all of the loaned funds is unlikely.

The Registrant purchased an option to acquire all of the assets and business of Telenational Communications Limited Partnership, a limited partnership
organized under the laws of the state of Nebraska ("Telenational").   The
Registrant paid $150,000 for the option, which has expired with no value. The Registrant borrowed $1,000,000 from an investor for the purpose of the Telenational transaction. Of the $1,000,000, $850,000 was loaned to Telenational and $150,000 was paid for the option to acquire Telenational. The $850,000 note is due on November 8, 1996, and there is no assurance any of the $850,000 will be repaid.

The Registrant acquired several promissory notes from Capstone Group of The Technology Group, a privately-held Maryland corporation, located in Baltimore, Maryland ("TTG"). These promissory notes, combined with additional advances and accrued interest totaled approximately $340,000 in July 1995. These notes, which were due on December 1, 1995, are all in default and there is no assurance these notes will be repaid.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Aden Enterprises, Inc.



         By:  Michael S. Luther
              Michael S. Luther, President

Date:  June 21, 1996